PATENT, TRADEMARK
AND COPYRIGHT SECURITY AGREEMENT

THIS PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (this “Agreement”) is entered into as of this 23rd day of January, 2008, by and between QUANTRX BIOMEDICAL CORPORATION, a Nevada corporation (the “Pledgor”), with its principal address at 100 S. Main Street, Suite 300, Doylestown, PA 18901, and Platinum Long Term Growth VII, LLC (the “Lender”).

WHEREAS, the Pledgor and the Lender are parties to a certain Letter Loan Agreement, dated as of January 23, 2008 (the “Purchase Agreement”), that provides for, among other things: (i) the Pledgor to issue to the Lender the Note identified in the Purchase Agreement (together with the Other Notes and the PIK Notes (each as defined in the Note) the “Notes”); and (ii) the grant by the Pledgor to the Lender of a security interest in certain of the Pledgor’s assets.

WHEREAS, to induce the Lender to purchase the Notes pursuant to the Purchase Agreement, the Pledgor has agreed to pledge as collateral security for the Pledgor’s obligations under the Notes, the assets described herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Pledgor and the Lender agree as follows:

1. Security Interest in Patents, Trademarks and Copyrights. To secure the complete and timely satisfaction of all of Pledgor’s payment obligations now or hereafter existing under the Notes (the “Obligations”), the Pledgor hereby grants and conveys to the Lender a security interest (having priority over all other security interests except as set forth herein) with power of sale, to the extent permitted by law, in all of its now owned or existing, and hereafter acquired or arising:

(a)
patents, patent applications, including, without limitation, any invention and improvement to a patent or patent application, including without limitation those patents and patent applications listed on Schedule A (being sometimes referred to individually and/or collectively, the “Patents”);

(b)
trademarks, registered trademarks and trademark applications, trade names, trade styles, service marks, registered service marks and service mark applications including, without limitation, the registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule B and (i) all renewals thereof, (ii) all accounts receivable, income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements and dilutions thereof, and (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of the Pledgor’s rights corresponding thereto throughout the world (all of the foregoing registered trademarks, trademark applications, trade names, trade styles, registered service marks and service mark applications, together with the items described in clauses (i)-(iv) in this Section 1(b), being sometimes hereinafter individually and/or collectively referred to as the “Trademarks”);

(c)	the goodwill of Pledgor’s business connected with and symbolized by the Trademarks; and

(d)	copyrights, and copyright applications, including without limitation, those copyrights listed in Schedule C (being sometimes referred to individually and/or collectively as the “Copyrights”);

together with all additions, accessions, accessories, amendments, attachments, modifications, substitutions, and replacements, proceeds and products of the foregoing (collectively, the “Collateral”).

In addition, notwithstanding anything to the contrary contained herein, the Lender shall not take any action with respect to the Collateral pursuant to an exercise of its rights as a secured party hereunder unless the Lender shall have given the Pledgor at least 120 days prior written notice of such action which notice shall not be given prior to the occurrence of the occurrence of an Event of Default; provided, that, no such prior written notice shall be required in connection with any action taken by the Lender reasonably necessary to perfect the security interest granted hereby and protect its rights in and to the Collateral.

2. Recording of Patents and Trademarks. Pledgor represents and warrants that (1) the patents and patent applications listed in Schedule A, and (2) the trademark and trademark applications described in Schedule B, have each been duly recorded in the U.S. Patent and Trademark Office (the “PTO”); and that no other patents, patent applications, trademarks, or trademark applications have been filed or recorded with the PTO in which the Pledgor has an interest.

3. Recording of Copyrights. Pledgor represents and warrants that the copyright and copyright applications described in Schedule C have been duly recorded in the U.S. Copyright Office, and that no other copyright, and copyright applications have been recorded in the U.S. Copyright Office, in which the Pledgor has an interest.

4. Restrictions on Future Agreements. Pledgor will not, without the Lender’s prior written consent, after the date hereof, enter into any agreement that is inconsistent with this Agreement, and Pledgor further agrees that it will not take any action, and will use reasonable efforts not to knowingly permit any action to be taken by others subject to its control, or knowingly fail to take any action, which would affect the validity or enforcement of the rights transferred to the Lender, under this Agreement or the rights associated with those Patents, Trademarks and/or Copyrights which are in Pledgor’s reasonable business judgment, necessary or desirable in the operation of Pledgor’s business. Notwithstanding anything to the contrary set forth herein, it is understood and agreed that the Pledgor shall be permitted to license the Collateral to the extent the same is permitted pursuant to the terms of the Notes.

5. New Patents, Trademarks and Copyrights. Pledgor represents and warrants that the Patents, Trademarks, and Copyrights listed on Schedules A, B, and C, include all of the patents, patent applications, trademark registrations, trademark applications, service marks registrations, service mark applications, registered copyrights and copyright applications, now owned or held by Pledgor. If, prior to the termination of this Agreement, Pledgor shall (i) create or obtain rights to any new patents, trademarks, trademark registrations, trademark applications, trade names, trade styles, service marks, service marks registrations, or service mark applications, or (ii) become entitled to the benefit of any patent, trademark, trademark registration, trademark application, trade name, trade style, service mark, service mark registration, service mark application, the provisions of Section 1 above shall automatically apply thereto and Pledgor shall give the Lender prompt written notice thereof. Pledgor hereby authorizes the Lender to modify this Agreement by (a) amending Schedules A, B, and/or C, as the case may be, to include any future patents, trademark registrations, trademark applications, service mark registrations, service mark applications, registered copyrights and copyright applications that are Patents, Trademarks or Copyrights under Section 1 above, or under this Section 5 (whether or not any such notice from Pledgor has been sent or received), and (b) filing, in addition to and not in substitution for this Agreement, a supplement or addendum to this Agreement containing on Schedule B therein, as the case may be, such registered trademarks, trademark applications, service marks, registered service marks and service mark applications that are Trademarks under Section 1 above or this Section 5 and to take any action the Lender otherwise deems appropriate to perfect or maintain the rights and interest of the Lender, under this Agreement with respect to such Patents, Trademarks and Copyrights.

6. Nature and Continuation of Security Interest; Notice to Third Parties. This Agreement has the effect of giving third parties notice of the Lender’s Security Interest in Pledgor’s Patents, Trademarks and Copyrights. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents, Trademarks and Copyrights and shall remain in full force and effect until the Obligations of the Pledgor to the Lender have been paid in full.

7. Right to Inspect; Assignments and Security Interests. The Lender shall have the right, at any reasonable time upon prior written request and from time to time, to inspect Pledgor’s premises and to examine Pledgor’s books, records and operations relating to the Patents and the Trademarks, including, without limitation, Pledgor’s quality control processes; provided, that in conducting such inspections and examinations, the Lender shall use reasonable efforts not to disturb unnecessarily the conduct of Plegor’s ordinary business operations. From and after the occurrence of an event of default under the Notes (an “Event of Default”), Pledgor agrees that the Lender, or a conservator appointed by the Lender, shall have the right to take any action to renew or to apply for registration of any Trademarks as the Lender or said conservator, on its sole judgment, may deem necessary or desirable in connection with the enforcement of the Lender’s rights hereunder. Other than a license of Collateral permitted under Section 4, Pledgor agrees not to sell or assign its respective interests in the Patents, Trademarks and/or Copyrights without the prior written consent of the Lender.

8. Duties of Pledgor. Pledgor shall have the duty to (i) prosecute diligently any patent application, or trademark application or service mark application that is part of the Trademarks pending as of the date hereof or thereafter until the termination of this Agreement, and (ii) preserve and maintain all of Pledgor’s rights in the patents, patent applications, trademark applications, service mark applications and trademark and service mark registrations that are part of the Patents and Trademarks. Any expenses incurred in connection with the foregoing shall be borne by Pledgor. Pledgor shall not, without thirty (30) days prior written notice to the Lender, abandon any trademark or service mark that is the subject of a registered trademark, service mark or application therefor and which, is or shall be necessary or economically desirable in the operation of the Pledgor’s business. The Lender shall not have any duty with respect to the Patents, Trademarks and/or Copyrights. Without limiting the generality of the foregoing, the Lender shall not be under any obligation to take any steps necessary to preserve rights in the Patents, Trademarks and/or Copyrights against any other parties, but may do so at its option during the continuance of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of Pledgor and added to the Obligations and liabilities secured hereby and by the Security Agreement.

9. Lender’s Right to Sue. Upon (but not until) the occurrence and during the continuance of any Event of Default, the Lender shall have the right, for the benefit of the Lender, to exercise all rights and remedies available at law or in equity. From and after the occurrence and during the continuance of an Event of Default, the Lender shall have the right, but shall not be obligated, to bring suit or take any other action to enforce the Patents, Trademarks and Copyrights and, if the Lender shall commence any such suit or take any such action, Pledgor shall, at the request of the Lender, do any and all reasonable lawful acts and execute any and all proper documents reasonably required by the Lender in aid of such enforcement. Pledgor shall, upon demand, promptly reimburse and indemnify the Lender for all reasonable out-of-pocket costs and expenses incurred by the Lender in the exercise of its rights under this Section 9 (including, without limitation, all attorneys’ fees). If, for any reason whatsoever, the Lender is not reimbursed with respect to the costs and expenses referred to in the preceding sentence, such costs and expenses shall be added to the Obligations secured hereby and by the Security Agreement.

10.  Waivers. The Pledgor waives to the extent permitted by applicable law presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Pledgor under this Agreement or any other document evidencing the Obligations or the liabilities under the Notes. With respect to both the Obligations and any Collateral, the Pledgor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. The Lender shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Lender in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

11.  Successors and Assigns.  This Agreement shall be binding upon the Pledgor, its respective successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Lender and its successors and assigns. Without limiting the generality of the foregoing sentence, the Lender may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity.

12.  General; Term.

(a)  This Agreement may not be amended or modified except by a writing signed by the Pledgor and the Lender, nor may the Pledgor assign any of its rights hereunder. This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to any conflicts of law provisions contained therein). In the event that any Collateral stands in the name of the Pledgor and another or others jointly, as between the Lender and the Pledgor, the Lender may deal with the same for all purposes as if it belonged to or stood in the name of the Pledgor alone.

(b)  This Agreement and the security interests granted herein shall automatically, without further action of the parties hereto, terminate on the earlier to occur of (i) February 14, 2008 (unless (A) an Event of Default (as defined in the Notes) shall have occurred under the Notes and be continuing or (B) the Lender shall have fully funded the Platinum Follow-On Investment (as defined in the Purchase Agreement)) and (ii) the date on which all payments under the Notes have been indefeasibly paid or satisfied in full (including as a result of the conversion in full of the Notes). Upon such termination, the Lender shall promptly take any action reasonably requested by the Pledgor to cause the release of the security interests created hereunder.

(c) This Agreement shall be subject to Section 5(b) of the Letter Loan Agreement, dated as of January 23, 2008, between the Pledgor and the Lender (the “Purchase Agreement”). If Other Notes are issued to persons other than the Lender, the pledged Collateral identified herein shall be held for the ratable benefit of the Secured Party and such other persons as set forth in the Purchase Agreement.

13.  Waiver of Jury Trial; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  The Pledgor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the other Transaction Documents (as defined in the Purchase Agreement) and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) may be brought in the Courts of New York County, New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the Pledgor and the Lender hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at the address in effect for notices to it under the Purchase Agreement, such service to become effective 10 days after such mailing. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law. Each of the Pledgor and the Lender hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The Pledgor and the Lender hereby waive all rights to trial by jury.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLEDGOR:

In the Presence of:	QUANTRX BIOMEDICAL CORPORATION

By:
Witness	Name: Title:

LENDER:

In the Presence of:	PLATINUM LONG TERM GROWTH VII LLC

By:
Witness	Name: Title:

SCHEDULE A
Patents and Patent Applications

SCHEDULE B
Trademarks and Trademark Applications

SCHEDULE C
Copyrights and Copyright Applications

None